2025 First Quarter Financial Summary New York Mortgage Trust, Inc.

Forward Looking Statements This presentation contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed or implied in our forward-looking statements. The following factors are examples of those that could cause actual results to vary from our forward-looking statements: changes in our business and investment strategy; inflation and changes in interest rates and the fair market value of our assets, including negative changes resulting in margin calls relating to the financing of our assets; changes in credit spreads; changes in the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; general volatility of the markets in which we invest; changes in prepayment rates on the loans we own or that underlie our investment securities; increased rates of default, delinquency or vacancy and/or decreased recovery rates on or at our assets; our ability to identify and acquire our targeted assets, including assets in our investment pipeline; our ability to dispose of assets from time to time on terms favorable to us; changes in our relationships with our financing counterparties and our ability to borrow to finance our assets and the terms thereof; changes in our relationships with and/or the performance of our operating partners; our ability to predict and control costs; changes in laws, regulations or policies affecting our business; our ability to make distributions to our stockholders in the future; our ability to maintain our qualification as a REIT for federal tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; impairments in the value of the collateral underlying our investments; our ability to manage or hedge credit risk, interest rate risk, and other financial and operational risks; our exposure to liquidity risk, risks associated with the use of leverage, and market risks; and risks associated with investing in real estate assets, including changes in business conditions and the general economy, the availability of investment opportunities and the conditions in markets for residential loans, mortgage-backed securities, structured multi-family investments and other assets in which we invest. These and other risks, uncertainties and factors, including the risk factors and other information described in our most recent Annual Report on Form 10-K, as updated and supplemented from time to time, and our subsequent Quarterly Reports on Form 10-Q and other information that we file from time to time with the U.S. Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), could cause our actual results to differ materially from those projected in any forward-looking statements we make. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation may not contain all of the information that is important to you. As a result, the information in this presentation should be read together with the information included in our most recent Annual Report on Form 10-K, as updated and supplemented from time to time, and our subsequent Quarterly Reports on Form 10-Q and other information that we file under the Exchange Act. References to “the Company,” “NYMT,” “we,” “us,” or “our” refer to New York Mortgage Trust, Inc., together with its consolidated subsidiaries, unless we specifically state otherwise or the context indicates otherwise. See glossary of defined terms and detailed end notes for additional important disclosures included at the end of this presentation. First quarter 2025 Financial Tables and related information can be viewed in the Company’s press release dated April 30, 2025 posted on the Company’s website at http://www.nymtrust.com under the “News” section. See Glossary and End Notes in the Appendix. 2

Table of Contents • Company Overview • Financial Summary • Market & Strategy Update • Quarterly Financial Information • Appendix 3

Company Overview 4

NYMT Overview New York Mortgage Trust, Inc. (NASDAQ: NYMT) is an internally-managed real estate investment trust (“REIT”) for U.S. federal income tax purposes in the business of acquiring, investing in, financing and managing primarily mortgage- related residential assets. Our principal objective is to generate long-term stable earnings for distribution to our stockholders over changing economic conditions with a diversified investment portfolio. Our current investment portfolio includes credit sensitive single-family and multi-family assets, as well as other types of fixed-income investments such as Agency RMBS. 1. Represents outstanding shares of common stock and preferred stock multiplied by closing common stock and preferred stock prices. See Glossary and End Notes in the Appendix. 5 Management Update To Our Stockholders "Against a market backdrop which provided more attractive entry points in the first quarter, the Company significantly increased investment activity, resulting in a substantial boost to earnings. We are pleased to report that recurring earnings reached a level this quarter consistent with the Company’s dividend. This milestone reflects the success of a strategic portfolio restructuring effort that began over two years ago, focused on sustainably enhancing interest income through investments in highly liquid assets. In our view, the resulting balance sheet strength will provide the Company with the flexibility to remain active during a period of market dislocation, which we believe offers a compelling opportunity to further grow earnings throughout the year.” — Jason Serrano, Chief Executive Officer $1.4B in common stock dividends declared since June 2004 $8.3B Investment Portfolio $1.1B Total Market Capitalization1 Focus on utilizing Market Leading Technology & Data Loan Servicing and Direct Property Management Expertise Leveraging a Strong Balance Sheet to Capture Opportunities and Drive Long-Term Value 47% 34% 19% Capital Allocation Single-Family Credit/Other Single-Family Agency Multi-Family

Key Developments

Financial Performance	• Earnings per share (basic) of **$0.33** • Earnings Available for Distribution ("EAD") per share of **$0.20*** • Book value per share of **$9.37** (+0.97% change QoQ) • Adjusted Book Value per share of **$10.43*** (+0.77% change QoQ) • **3.13%** Quarterly Economic Return • **2.71%** Quarterly Economic Return on Adjusted Book Value*
Quarterly Highlights	• Total investment portfolio increased by **$878 million** (+12% change QoQ) • Total adjusted interest income of **$123 million*** (+10% change QoQ) • EAD per share increased **25%** from prior quarter*
Stockholder Value	• Declared first quarter common stock dividend of **$0.20** per share • Common stock dividend yield of **12.33%** (share price as of March 31, 2025)
Investing Activity	• Acquired **$1.85 billion** of new single-family residential investments o Includes **$1.45 billion** of Agency RMBS at **5.35%** average coupon o Includes **$397 million** of Residential Loans (**99%** BPL - Bridge/Rental)
Liquidity & Financing	• Issued **$83 million** of **9.125%** senior unsecured notes due **2030** • Issued **$254 million** rated BPL-Rental securitization with a **5.51%** effective cost • Issued **$75 million** BPL-Bridge securitization with a **6.47%** effective cost • Company Recourse Leverage Ratio of **3.4x** • Portfolio Recourse Leverage Ratio of **3.2x** o Agency Portfolio Recourse Leverage Ratio of **8.4x** o Credit and Other Portfolio Recourse Leverage Ratio of **0.5x** • Excess liquidity capacity of **$407 million** o Available cash of **$173 million** o Additional financing of **$234 million** available for unencumbered/under-levered assets
Subsequent Events	• In early April, repurchased **231,200** shares of common stock at an accretive average repurchase price of **$6.50** per common share

See Glossary and End Notes in the Appendix.

6

**Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix.*

NYMT

7 Entering 2025 from a Position of Strength See Glossary and End Notes in the Appendix. Continue to grow EAD • Expand recurring income through further balance sheet growth • Rotate remaining real property exposure into interest earning investments over time • Further reduce operational G&A Optimize Capital & Liquidity • Continue to prioritize Company liquidity to capitalize on market dislocation • Maintain low non-recourse/mark-to-market credit leverage Generate Additional Income from Operating Platform • Earn fees from managing properties for external investors • Pursue third-party investment management fee opportunities • Increase income from loan origination partnership 1 2 3

2025 Key Economic Factors

Continuing Theme

Potential Headwinds	Potential Tailwinds
Federal Spending The U.S. budget deficit is projected to grow from $1.9 trillion in 2025 to $2.7 trillion by 2035. Instead of cutting the deficit, the planned cost-saving measures may only slow its growth.	**Trade Wars** Planned tariffs may raise input costs, which could negatively affect sub-sector growth. However, over the long term, onshoring of manufacturing may boost U.S. job creation.
Economic Growth Real GDP decreased in Q1 2025 by 0.3% – down from 2.4% growth in the prior quarter. The headwind on domestic output was a surge in imports, as businesses advanced purchasing activity in anticipation of impending tariffs–diverting demand away from domestically produced goods and services.	**Deregulation** The current administration is focused on reducing government oversight with the intent to stimulate economic activity.

At NYMT, we believe a diversified portfolio of credit and Agency RMBS will help stabilize returns amid market volatility in 2025.
We remain committed to a balanced capital allocation strategy.

See Glossary and End Notes in the Appendix.

NYMT
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Balance Sheet Structured for Earnings Stability 9 *Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix. NYMT Adjusted Interest Income*NYMT Investment Portfolio Size (Dollar amounts in millions, except per share amounts) (Dollar amounts in billions) Earnings Available for Distribution* (per share) Earnings Improvement • Company is focused on continuing to increase portfolio earnings: ◦ EAD rose $0.04 per share QoQ, representing a 25% increase and marking the fourth consecutive quarter of growth. • Company can quickly deploy capital and enhance portfolio earnings during market disruptions via its core strategy of investing in Agency RMBS and BPLs. $0.86 $0.92 $1.11 $1.23 $1.36 $- $25 $50 $75 $100 $125 $- $0.25 $0.50 $0.75 $1.00 $1.25 $1.50 1Q 2024 2Q 2024 3Q 2024 4Q 2024 1Q 2025 A d ju sted In terest In co m e EP S C o n tr ib u ti o n Adjusted Interest Income EPS Contribution +7.0% +20.7% +10.8% +10.6% $0.02 $0.09 $0.10 $0.16 $0.20 $- $0.05 $0.10 $0.15 $0.20 1Q 2024 2Q 2024 3Q 2024 4Q 2024 1Q 2025 $5.4 $5.9 $6.9 $7.4 $8.3 + 9.3% + 16.9% + 7.2% + 12.2% $- $2.5 $5.0 $7.5 $10.0 1Q 2024 2Q 2024 3Q 2024 4Q 2024 1Q 2025 See Glossary and End Notes in the Appendix. +350.0% +11.1% +60.0% +25.0%

1. Represents closing common stock price on March 31, 2025. 2. Any realized credit losses or loan sales below par would reduce the net discount to par. 10 NYMT Share Price Has Significant Potential Upside Adjusted Book Value*Valuation Per Share Stock Price1 $6.49 Adjusted Book Value* $10.43 NYMT’s stock price is discounted by 38% Stock price presents compelling value upside with the potential for further value creation through future income growth. • NYMT’s stock price is discounted to Adjusted Book Value by $3.94 per share • NYMT’s stock price is supported solely by available cash and Agency RMBS capital • Further, the net discount to par held on balance sheet presents additional potential upside of $1.92 per share Stock Price $6.49 Adjusted Book Value $10.43 Available Cash $1.91 Agency RMBS Capital $5.33 BPL-Bridge Capital $2.80 Net Discount to Par $1.92 $- $2 $4 $6 $8 $10 $12 $14 Adjusted Book Value Capital Allocation A d ju st ed B o o k V al ue p er S ha re Other $0.39 2 *Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix. See Glossary and End Notes in the Appendix.

Financial Summary 11

$10.35 $10.43 4Q 2024 1Q 2025 $0.16 $0.20 4Q 2024 1Q 2025 1.1x 0.5x 8.6x 8.4x 2.9x 3.2x 4Q 2024 1Q 2025 Credit and Other Agency Financial Snapshot Book Value & Earnings Investment Portfolio Financing & Liquidity Available Cash Portfolio Allocation SF Credit 59% SF Credit 44% Recourse Leverage Ratio Adjusted Net Interest Income - EPS Contribution*Total Portfolio Size 12.33% Dividend Yield Economic Return on Adjusted Book Value*: 2.71% EAD per share*Adjusted Book Value Per Share* 12 Portfolio Recourse Leverage Ratio SF Agency 43% Total Portfolio Leverage 9.0x (Dollar amounts in millions) (Dollar amounts in billions) $213 $227 $189 $163 $173 1Q 2024 2Q 2024 3Q 2024 4Q 2024 1Q 2025 $0.29 $0.30 $0.32 $0.36 $0.40 1Q 2024 2Q 2024 3Q 2024 4Q 2024 1Q 2025 $0.20 $0.20 4Q 2024 1Q 2025 $5.4 $5.9 $6.9 $7.4 $8.3 1Q 2024 2Q 2024 3Q 2024 4Q 2024 1Q 2025 Dividend Per Share SF Agency 55% SF Credit 40% MF 4% Other 1% 5.0x 1.7x 2.1x 2.6x 3.0x 3.4x 1.6x 2.0x 2.5x 2.9x 3.2x 1Q 2024 2Q 2024 3Q 2024 4Q 2024 1Q 2025 Company Portfolio See Glossary and End Notes in the Appendix. *Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix.

$522 $607 $974 $1,182 $426 $1,991 $2,347 $2,638 $2,831 $4,061 $1,652 $1,749 $1,979 $2,203 $2,411 1Q 2024 2Q 2024 3Q 2024 4Q 2024 1Q 2025 Repo - Credit/Other Repo - Agency Securitization Financing NYMT Debt Structure Quarterly Portfolio Financing Exposure (Dollar amounts in millions) Portfolio Recourse Leverage Ratio 2.0x 2.5x 3.2x2.9x1.6x Portfolio Financi See Glossary and End Notes in the Appendix. Portfolio Financing and Corporate Debt 13 Corporate Debt Maturities (Dollar amounts in millions) (Dollar amounts in millions) (Dollar amounts in millions) $100 $60 $83 $45 $0 $50 $100 $150 $200 2025 2026 2027 2028 2029 2030 2035 Sr. Unsec. Notes Sub Debentures Corporate Sub. Debentures $45 | 1% Corporate Sr. Unsec. Notes $243 | 3% Repo - Credit/Other $426 | 6% Securitization Financing $2,411 | 34% Repo - Agency $4,061 | 56%

Single-Family Credit 40% Single-Family Agency 54% Agency RMBS $4,559 MM | 54% 14 BPL-Bridge $1,075 MM | 13% BPL-Rental $920 MM | 11% Performing Loans $525 MM | 6% RPL $434 MM | 5% Non-Agency RMBS $212 MM | 3% SFR $140 MM | 2% Mezzanine Lending $159 MM | 2% Cross-Collateralized Mezzanine Lending $136 MM | 1% Joint Venture Equity $21 MM | <1% Other Investments $64 MM | 1% Available Cash $173 MM | 2% $8.3 Billion Investment Portfolio +$173M Available Cash See Glossary and End Notes in the Appendix. NYMT Holds a Diversified Portfolio of Assets

Market & Strategy Update 15

$306 $466 $636 $560 $397 $298 $467 $372 $363 $1,451 $604 $933 $1,008 $923 $1,848 1Q 2024 2Q 2024 3Q 2024 4Q 2024 1Q 2025 Residential Credit Agency RMBS NYMT Strategy for Long-Term Shareholder Value Strategy for Sustainable Earnings Growth • NYMT has been growing the investment portfolio with the goal of generating higher recurring net interest income. • Recent acquisitions have been primarily concentrated in Agency RMBS, BPL-Bridge loans and BPL-Rental loans. • NYMT seeks to tap into its excess liquidity to capitalize on emerging opportunities during periods of volatility. Residential Investment Acquisitions Residential Investment Activity 1Q 2024 2Q 2024 3Q 2024 4Q 2024 1Q 2025 Acquisitions $604 $933 $1,008 $923 $1,848 Sales (30) (4) (121) (19) (14) Payoffs (256) (321) (353) (489) (402) Net Activity $318 $608 $534 $415 $1,432 See Glossary and End Notes in the Appendix. 16 (Dollar amounts in millions)

$- $1,000 $2,000 $3,000 $4,000 $5,000 100 125 150 175 200 NYMT Agency RMBS Holdings Agency RMBS Current Coupon Spread Single-Family Agency RMBS Market • In the quarter, current coupon mortgage spreads widened by 8 bps to 143 bps as the market digested the new administration’s agenda. Spreads further widened to as high as 163 bps as of April 21, 2025. • NYMT significantly increased its purchase activity in 1Q 2025, pursuing compelling risk-adjusted returns within this principal- protected and attractive carry sector. • Agency RMBS continues to be a cornerstone of NYMT’s investment strategy and we anticipate continued growth of the portfolio during periods of wider spreads. 17 Specified Pools at Different Coupons Agency RMBS Current Coupon Spreads See Glossary and End Notes in the Appendix. (Dollar amounts in millions) 0 50 100 150 200 $- $500 $1,000 $1,500 $2,000 $2,500 2.0 2.5 3.0 3.5 4.0 4.5 5.0 5.5 6.0 6.5 7.0 ZV Sp read (b p ) N Y M T A g en cy R M B S NYMT Agency RMBS Holdings Market ZV Spread Acquisitions ZV Spread (Dollar amounts in millions)

Single-Family Agency RMBS Strategy • As a core strategy, Agency RMBS provides several benefits: ◦ Attractive carry and compelling risk-adjusted returns ◦ Diversification of overall portfolio and complimentary performance to our credit assets ◦ Expected outperformance in a rate easing cycle or economic downturn • The targeted profile of Agency RMBS purchases remains current coupon specified pools with lower pay-ups. • Further widening of Agency spreads has provided additional opportunities to grow the portfolio at attractive levels. Agency RMBS Portfolio Characteristics Asset Value ($MM) Specified Pool % | Agency IO % $4,559 98% | 2% Specified Pool Breakdown 18 Specified Pool by Coupon Specified Pool Characteristics 4Q 2024 Portfolio 1Q 2025 Portfolio UPB ($MM) $3,075 $4,467 Avg. Price $99.78 $100.48 Avg. Coupon 5.77% 5.63% WALA (months) 17.3 15.9 1%13% 48% 28% 7% 3% 4.5% Coupon 5.0% Coupon 5.5% Coupon 6.0% Coupon 6.5% Coupon ARM Coupon 5.4% Low FICO 26% Generic 31% High LTV 19% State 14% ARM 3% Loan Bal 4% Investor 3% See Glossary and End Notes in the Appendix.

$199 $179 $173 $170 $168 $772 $884 $1,007 $1,007 $925 $971 $1,063 $1,180 $1,177 $1,093 0% 25% 50% 75% 100% $- $500 $1,000 $1,500 1Q 2024 2Q 2024 3Q 2024 4Q 2024 1Q 2025 DQ 60+ Performing DQ 60+ % BPL- Bridge Loan Portfolio Breakdown Single-Family Business Purpose Loan-Bridge Strategy • NYMT BPL-Bridge strategy has been in place since 2019, trading $5.1 billion with 20 originator/aggregator counterparties over time. • NYMT has issued $1.2 billion of BPL-Bridge securitizations in both rated and unrated deals with revolving debt structures. 72% of BPL-Bridge loans currently held in securitizations. • NYMT is selective on credit and prioritizes the flexibility of sourcing assets from reputable external partners with the aim of maximizing utilization of our revolving securitizations. Loan Characteristics Portfolio 1Q 2025 Acquisitions UPB ($MM) $1,093 $170 Loan Count 2,137 447 Avg. FICO 741 736 Avg. Coupon 10.5% 10.5% Avg. LTARV 65% 66% Avg. LTC 70% 75% Ground Up % 12% 6% Multi-Family % 7% 1 — BPL-Bridge Loan Portfolio Composition 19 15% 82% 12% 6% <1% Single-Family Single-Family Ground Up Multi-Family Multi-Family Ground Up See Glossary and End Notes in the Appendix. (Dollar amounts in millions)

Single-Family

Portfolio Overview

Dollar amounts in millions

Total Investment Portfolio 95% | **Total Capital 88%**

Strategy	Sub-Sector	Asset Value %	Asset Value $	Capital %	Capital $	Portfolio Recourse Leverage Ratio	Portfolio Leverage Ratio	Characteristics: Avg. FICO	Characteristics: Avg. LTV	Characteristics: Avg. Coupon	Commentary
BPL-Bridge	• Bridge loans	13%	$1,075	21%	$253	0.6x	3.7x	741	65%	10.48%	- BPL-Bridge securitization execution remains attractive in 1Q 2025 due to robust investor demand, resulting in a more competitive environment for BPL-Bridge purchases. NYMT continues to selectively pursue acquisitions in this sector.
BPL-Rental	• DSCR	12%	$920	9%	$114	0.6x	7.1x	746	73%	6.94%	- NYMT remains opportunistic in the BPL-Rental space as securitization execution remains attractive. NYMT will continue to deploy capital in BPL-Rental.
Performing Loan	• S&D • Other	7%	$525	7%	$90	0.6x	5.1x	740	59%	4.17%	- NYMT has been less active in S&D given the competitive landscape. We continue to monitor the market for future investment opportunities.
RPL	• Seasoned re-performing and non-performing mortgage loans	5%	$434	7%	$85	0.0x	4.6x	638	54%	5.16%	- Strong GSE auction prints reflect the limited availability of new RPLs, keeping spreads tight. NYMT's portfolio is supported by the embedded downside protection through lower LTVs. NYMT has not recently invested in RPLs.
Agency RMBS	• Agency	58%	$4,559	39%	$482	8.4x	8.4x	735	82%	5.63%	- Treasury yields fell and Agency RMBS spreads widened moderately during the quarter as the market digested the new administration's agenda. - NYMT continues to grow its Agency RMBS exposure, targeting opportunities with attractive carry and stable convexity profiles.
Non-Agency RMBS	• Non-Agency (includes Consolidated SLST securities - $148)	3%	$212	9%	$109	0.4x	1.0x	606	76%	4.66%	- Spreads on credit assets widened moderately in 1Q 2025, but absolute yields tightened due to lower interest rates offsetting spread widening. NYMT monitors the non-agency RMBS market for future investment opportunities.
SFR	• Single-family rental properties	2%	$140	6%	$77	0.9x	0.9x	N/A	N/A	N/A	- Home prices remain high as for-sale inventory remains low across markets. NYMT has not recently made additions to its SFR portfolio and continues to trim the portfolio in non-core markets.

See Glossary and End Notes in the Appendix.

NYMT

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Multi-Family

Portfolio Overview

Dollar amounts in millions

Total Investment Portfolio 4% | **Total Capital 19%**

Strategy	Sub-Sector	Asset Value %	Asset Value $	Capital [1] %	Capital [1] $	Characteristics: Avg. DSCR	Characteristics: Avg. Adjusted LTV [2]	Characteristics: Avg. Coupon [3]	Commentary
Mezzanine Lending & Cross-Collateralized Mezzanine Lending	• Preferred equity and mezzanine direct originations	93%	$295	92%	$247	1.32x	84%	12.04%	- Asset count of 28 with only one delinquent asset - Average portfolio occupancy rate of 91% - NYMT expects redemptions to continue to accelerate, allowing for rotation into higher-yielding investments
Joint Venture Equity	• Equity ownership of individual multi-family properties alongside an operating partner	7%	$21	8%	$21	N/A	N/A	N/A	- Asset count of four - Average portfolio occupancy rate of 92% - NYMT continues to wind down remaining positions

1. Capital for Cross-Collateralized Mezzanine Lending includes Asset Value less the cumulative adjustment of redeemable non-controlling interest to estimated redemption value.
2. Avg. Adjusted LTV represents the weighted average combined LTV, inclusive of the estimated capital expenditure budget at origination, of the underlying properties.
3. The Avg. Coupon for Cross-Collateralized Mezzanine Lending relates to the preferred equity investment.

See Glossary and End Notes in the Appendix.

NYMT
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Quarterly Financial Information 22

Financial Results First Quarter 2025 Profit & Loss Dollar amounts in millions, except per share data Description Amount EPS Contribution Interest income $ 129.7 $ 1.43 Interest expense (96.6) (1.07) Net Interest Income $ 33.1 $ 0.36 Income from real estate 20.7 0.23 Expenses related to real estate (22.9) (0.25) Net Loss from Real Estate $ (2.2) $ (0.02) Realized losses (41.1) (0.45) Unrealized gains 118.2 1.30 Losses on derivative investments (46.8) (0.52) Income from equity investments 3.6 0.04 Impairment of real estate (3.9) (0.04) Other income 2.0 0.02 Other Income $ 32.0 $ 0.35 Total Net Interest Income, Net Loss from Real Estate & Other Income $ 62.9 $ 0.69 General & administrative expenses (12.4) (0.14) Portfolio operating expenses (7.2) (0.08) Debt issuance costs (5.5) (0.06) Total Expenses $ (25.1) $ (0.28) Adjustment: Net loss attributable to non-controlling interest 5.1 0.06 Income tax expense (0.7) (0.01) Preferred stock dividends (11.9) (0.13) Net Income Attributable to Common Stockholders $ 30.3 $ 0.33 See Glossary and End Notes in the Appendix. Note: Numbers may not foot due to rounding. 23

Yields By Strategy

Quarter over Quarter Comparison

Net Interest Spread* (1Q'25 vs 4Q'24)
Net interest spread decreased by 5bps, primarily due to a decrease in yield on average interest earning assets of 10bps as a result of investments in lower-yielding Agency RMBS securities. Average financing cost decreased by 5 bps as a result of lower base rates, improved terms on repurchase agreements and replacement of repurchase agreement financing with more advantageous securitizations completed during the quarter.

Dollar Amounts in Thousands	1Q'25	4Q'24	3Q'24	2Q'24	1Q'24
Single-Family					
Avg. Interest Earning Assets	$ 7,086,396	$ 6,193,037	$ 5,841,444	$ 5,103,593	$ 4,798,871
Avg. Interest Bearing Liabilities	$ 6,076,299	$ 5,274,186	$ 4,976,522	$ 4,226,917	$ 3,895,156
Yield on Avg. Interest Earning Assets*	6.55 %	6.69 %	6.66 %	6.37 %	6.29 %
Average Financing Cost*	(5.10) %	(5.23) %	(5.30) %	(5.05) %	(5.03) %
Single-Family Net Interest Spread*	**1.45 %**	**1.46 %**	**1.36 %**	**1.32 %**	**1.26 %**
Multi-Family					
Avg. Interest Earning Assets	$ 86,415	$ 88,647	$ 91,164	$ 96,373	$ 95,382
Avg. Interest Bearing Liabilities	$ –	$ –	$ –	$ –	$ –
Yield on Avg. Interest Earning Assets*	12.06 %	12.11 %	11.84 %	11.30 %	11.18 %
Average Financing Cost*	– %	– %	– %	– %	– %
Multi-Family Net Interest Spread*	**12.06 %**	**12.11 %**	**11.84 %**	**11.30 %**	**11.18 %**
Corporate/Other					
Avg. Interest Earning Assets	$ 418,681	$ 513,508	$ 103,275	$ 1,000	$ 1,000
Avg. Interest Bearing Liabilities	$ 738,871	$ 782,921	$ 379,590	$ 220,697	$ 219,298
Yield on Avg. Interest Earning Assets*	4.01 %	4.28 %	4.08 %	– %	– %
Average Financing Cost*	(5.57) %	(5.00) %	(6.29) %	(6.63) %	(5.75) %
Corporate/Other Net Interest Spread*	**(1.56)%**	**(0.72)%**	**(2.21)%**	**(6.63)%**	**(5.75)%**
Total					
Avg. Interest Earning Assets	$ 7,591,492	$ 6,795,192	$ 6,035,883	$ 5,200,966	$ 4,895,253
Avg. Interest Bearing Liabilities	$ 6,815,170	$ 6,057,107	$ 5,356,112	$ 4,447,614	$ 4,114,454
Yield on Avg. Interest Earning Assets*	6.47 %	6.57 %	6.69 %	6.46 %	6.38 %
Average Financing Cost*	(5.15) %	(5.20) %	(5.37) %	(5.13) %	(5.07) %
Net Interest Spread*	**1.32 %**	**1.37 %**	**1.32 %**	**1.33 %**	**1.31 %**

See Glossary and End Notes in the Appendix.
**Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix.*

NYMT

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Adjusted Net Interest Income*

Quarter over Quarter Comparison

Adjusted Net Interest Income* (1Q'25 vs 4Q'24)
Increase in Adjusted Net Interest Income primarily attributable to increased investment in Agency RMBS and business purpose loans in the first quarter.

Adjusted Interest Income & Adjusted Interest Expense Breakout by Investment Category

Dollar Amounts in Thousands		1Q'25		4Q'24		3Q'24		2Q'24		1Q'24
Single-Family										
Adjusted Interest Income*	$	115,968	$	103,515	$	97,233	$	81,315	$	75,426
Adjusted Interest Expense*		(76,416)		(69,290)		(66,297)		(53,051)		(48,762)
Single-Family Adjusted Net Interest Income*	**$**	**39,552**	**$**	**34,225**	**$**	**30,936**	**$**	**28,264**	**$**	**26,664**
Multi-Family										
Interest Income	$	2,605	$	2,683	$	2,699	$	2,708	$	2,665
Interest Expense		–		–		–		–		–
Multi-Family Net Interest Income	**$**	**2,605**	**$**	**2,683**	**$**	**2,699**	**$**	**2,708**	**$**	**2,665**
Corporate/Other										
Interest Income	$	4,197	$	5,492	$	1,054	$	–	$	–
Adjusted Interest Expense*		(10,144)		(9,849)		(5,999)		(3,638)		(3,134)
Corporate/Other Adjusted Net Interest Income (Loss)*	**$**	**(5,947)**	**$**	**(4,357)**	**$**	**(4,945)**	**$**	**(3,638)**	**$**	**(3,134)**
Total Adjusted Interest Income*	$	122,770	$	111,690	$	100,986	$	84,023	$	78,091
Total Adjusted Interest Expense*		(86,560)		(79,139)		(72,296)		(56,689)		(51,896)
Total Adjusted Net Interest Income*	**$**	**36,210**	**$**	**32,551**	**$**	**28,690**	**$**	**27,334**	**$**	**26,195**

See Glossary and End Notes in the Appendix.

**Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix.*

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Net Loss from Real Estate Quarter over Quarter Comparison Net Loss from Real Estate (1Q’25 vs 4Q’24) Decrease in net loss from real estate during the quarter primarily due to the full quarter impact of sales of underlying properties or membership interests in, and de-consolidation of, five multi-family joint venture equity investments in the prior quarter. See Glossary and End Notes in the Appendix. Dollar Amounts in Thousands 1Q'25 4Q'24 3Q'24 2Q'24 1Q'24 Income from real estate $ 20,655 $ 26,193 $ 31,903 $ 36,466 $ 38,076 Expenses related to real estate: Interest expense, mortgages payable on real estate (6,007) (10,235) (12,676) (16,551) (20,769) Depreciation expense on operating real estate (5,895) (6,879) (8,131) (11,284) (11,149) Amortization of lease intangibles related to operating real estate — — — (951) (1,427) Other real estate expenses (10,988) (14,950) (18,591) (20,786) (21,100) Total expenses related to real estate $ (22,890) $ (32,064) $ (39,398) $ (49,572) $ (54,445) Net Loss from Real Estate $ (2,235) $ (5,871) $ (7,495) $ (13,106) $ (16,369) 26

Other Income (Loss)

Quarter over Quarter Comparison

Realized Losses, Net (1Q'25 vs 4Q'24)
Net realized losses in the first quarter primarily related to:

- Losses recognized on the sale of U.S. Treasury securities (largely offset by realized gains included in Losses on Derivative Instruments, Net)
- Losses incurred on foreclosed properties due to lower valuations

Dollar Amounts in Thousands	1Q'25	4Q'24	3Q'24	2Q'24	1Q'24
Residential loans and real estate owned	$ (14,282)	$ (9,642)	$ (958)	$ (7,369)	$ (10,164)
Investment securities	(26,818)	(305)	(422)	(122)	(369)
Total Realized Losses, net	**$ (41,100)**	**$ (9,947)**	**$ (1,380)**	**$ (7,491)**	**$ (10,533)**

Unrealized Gains (Losses), Net (1Q'25 vs 4Q'24)
Unrealized gains recognized in the first quarter can be attributed to decreases in interest rates, which primarily impacted the fair value of our Agency RMBS, residential loan portfolio and Consolidated SLST investments. Unrealized gains on these assets were partially offset by unrealized losses recognized on CDOs at fair value as a result of the decrease in interest rates.

Dollar Amounts in Thousands	1Q'25	4Q'24	3Q'24	2Q'24	1Q'24
Residential loans	$ 30,356	$ (45,644)	$ 52,165	$ (2,268)	$ (2,968)
Consolidated SLST	3,264	(4,357)	6,753	542	(36)
CDOs at fair value	(4,674)	16,548	(19,533)	(136)	1,637
Corporate debt at fair value	3,049	590	(900)	–	–
Preferred equity and mezzanine loan investments	410	(137)	213	(16)	(4,777)
Investment securities	86,504	(99,192)	58,251	(14,634)	(33,246)
Mortgage servicing rights	(706)	616	–	–	–
Total Unrealized Gains (Losses), net	**$ 118,203**	**$ (131,576)**	**$ 96,949**	**$ (16,512)**	**$ (39,390)**

See Glossary and End Notes in the Appendix.

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Other Income (Loss)

Quarter over Quarter Comparison

(Losses) Gains on Derivative Instruments, Net (1Q'25 vs 4Q'24)
Net losses on derivative investments in the first quarter primarily related to:
- Unrealized losses on interest rate swaps as a result of a decrease in interest rates
- Realized gains on the settlement of interest rate swaps

Dollar Amounts in Thousands		1Q'25		4Q'24		3Q'24		2Q'24		1Q'24
Unrealized (losses) gains on derivative instruments	$	(71,278)	$	89,638	$	(56,282)	$	5,509	$	45,034
Realized gains (losses) on derivative instruments		24,476		2,316		(4,358)		9,962		4,177
Total (Losses) Gains on Derivative Instruments, net	**$**	**(46,802)**	**$**	**91,954**	**$**	**(60,640)**	**$**	**15,471**	**$**	**49,211**

Income (Loss) from Equity Investments (1Q'25 vs 4Q'24)
Income from equity investments in the first quarter primarily related to:
- Income recognized on an equity investment in an entity that originates residential loans due to continued profitability
- Preferred return recognized on our preferred equity investments

Dollar Amounts in Thousands		1Q'25		4Q'24		3Q'24		2Q'24		1Q'24
Preferred return on preferred equity investments accounted for as equity	$	2,207	$	2,334	$	3,401	$	3,522	$	3,517
Unrealized gains (losses), net on preferred equity investments accounted for as equity		689		367		(4,537)		(778)		86
(Loss) income from unconsolidated joint venture equity investments in multi-family properties		(227)		104		(421)		(15)		(4,050)
Income (loss) from entity that originates residential loans		920		3,180		7,611		3,379		(1,689)
Total Income (Loss) from Equity Investments	**$**	**3,589**	**$**	**5,985**	**$**	**6,054**	**$**	**6,108**	**$**	**(2,136)**

See Glossary and End Notes in the Appendix.

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Other Income (Loss) Quarter over Quarter Comparison Impairment of Real Estate (1Q’25 vs 4Q’24) Impairment losses recognized as a result of a decrease in the fair value of real estate due to lower valuations. Other Income (Loss) (1Q’25 vs 4Q’24) Other income in the first quarter is primarily related to servicing fee income generated on mortgage servicing rights acquired in the fourth quarter of 2024. Dollar Amounts in Thousands 1Q'25 4Q'24 3Q'24 2Q'24 1Q'24 Impairment of Real Estate $ (3,905) $ (733) $ (7,823) $ (4,071) $ (36,247) Dollar Amounts in Thousands 1Q'25 4Q'24 3Q'24 2Q'24 1Q'24 Servicing fee income $ 1,979 $ 906 $ — $ — $ — (Loss) gain on sale of real estate (45) 9,671 17,903 127 134 Preferred equity and mezzanine loan premiums resulting from early redemption — 69 28 — 98 Gain on de-consolidation of joint venture equity investment in Consolidated VIEs — 2,411 3,393 261 50 Loss on extinguishment of collateralized debt obligations and mortgages payable on real estate — (473) (1,699) — (692) Provision for uncollectible receivables — — — — (3,207) Miscellaneous income 33 23 90 27 25 Total Other Income (Loss) $ 1,967 $ 12,607 $ 19,715 $ 415 $ (3,592) See Glossary and End Notes in the Appendix. 29 Loss on Reclassification of Disposal Group Dollar Amounts in Thousands 1Q'25 4Q'24 3Q'24 2Q'24 1Q'24 Loss on Reclassification of Disposal Group $ — $ — $ — $ — $ (14,636)

Expenses Quarter over Quarter Comparison General and Administrative Expenses Portfolio Operating Expenses Dollar Amounts in Thousands 1Q'25 4Q'24 3Q'24 2Q'24 1Q'24 Salaries, benefits and directors' compensation $ 9,070 $ 8,458 $ 8,736 $ 8,331 $ 9,273 Other general and administrative expenses 3,344 3,572 3,205 3,317 3,781 Total General and Administrative Expenses $ 12,414 $ 12,030 $ 11,941 $ 11,648 $ 13,054 Dollar Amounts in Thousands 1Q'25 4Q'24 3Q'24 2Q'24 1Q'24 Securitization transaction costs $ 2,283 $ 1,883 $ 2,354 $ 2,072 $ 3,545 Corporate debt transaction costs 3,199 — — 2,480 — Total Debt Issuance Costs $ 5,482 $ 1,883 $ 2,354 $ 4,552 $ 3,545 See Glossary and End Notes in the Appendix. 30 Dollar Amounts in Thousands 1Q'25 4Q'24 3Q'24 2Q'24 1Q'24 Portfolio Operating Expenses $ 7,206 $ 7,016 $ 8,531 $ 7,399 $ 7,742 Debt Issuance Costs (1Q’25 vs 4Q’24) Debt issuance costs recorded in the first quarter were related to the issuance of senior unsecured notes and two residential loan securitizations for which costs were expensed as incurred as a result of the fair value option election.

Other Comprehensive Income (Loss) Dollar Amounts in Thousands 1Q'25 4Q'24 3Q'24 2Q'24 1Q'24 Net Income (Loss) Attributable to Company's Common Stockholders $ 30,285 $ (41,828) $ 32,410 $ (26,028) $ (68,340) Other Comprehensive Income: Reclassification adjustment for net loss included in net loss — — — — 4 Total Other Comprehensive Income — — — — 4 Comprehensive Income (Loss) Attributable to Company's Common Stockholders $ 30,285 $ (41,828) $ 32,410 $ (26,028) $ (68,336) See Glossary and End Notes in the Appendix. 31

Book Value Changes in Book Value The following table analyzes the changes in GAAP Book Value and Adjusted Book Value* of our common stock for the quarter ended March 31, 2025. Amounts in Thousands, except per share Amount Shares Per Share Beginning Balance, GAAP Book Value $ 840,610 90,575 $ 9.28 Common stock issuance, net (1) 861 (46) Balance after share activity 841,471 90,529 9.30 Adjustment of redeemable non-controlling interest to estimated redemption value (5,337) (0.06) Dividends and dividend equivalents declared (18,583) (0.20) Net income attributable to Company's common stockholders 30,285 0.33 Ending Balance, GAAP Book Value $ 847,836 90,529 $ 9.37 Add: Cumulative depreciation expense on real estate (2) 22,989 0.25 Cumulative amortization of lease intangibles related to real estate (2) 4,620 0.05 Cumulative adjustment of redeemable non-controlling interest to estimated redemption value 46,011 0.51 Adjustment of amortized cost liabilities to fair value 22,488 0.25 Ending Balance, Adjusted Book Value* $ 943,944 90,529 $ 10.43 1. Includes amortization of stock based compensation. 2. Represents cumulative adjustments for the Company's share of depreciation expense and amortization of lease intangibles related to real estate held as of the end of the period presented for which an impairment has not been recognized. See Glossary and End Notes in the Appendix. *Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix. 32 Quarter Ended March 31, 2025

Annual and Quarterly Returns

Economic/Total Rate

Economic Return:
Change in book value per share for the period + dividend per share declared for the period, divided by the beginning period book value per share.

Economic Return on Adjusted Book Value:*
Change in Adjusted Book Value per share for the period + dividend per share declared for the period, divided by the beginning period Adjusted Book Value per share.

	1Q'25	2024	2023	2022
Book Value per share				
Beginning	$ 9.28	$ 11.31	$ 13.27	$ 18.81
Ending	$ 9.37	$ 9.28	$ 11.31	$ 13.27
Change in Book Value per share	**$ 0.09**	**$ (2.03)**	**$ (1.96)**	**$ (5.54)**
Dividends				
Q1	$ 0.20	$ 0.20	$ 0.40	$ 0.40
Q2		0.20	0.30	0.40
Q3		0.20	0.30	0.40
Q4		0.20	0.20	0.40
Total	**$ 0.20**	**$ 0.80**	**$ 1.20**	**$ 1.60**
Economic Return	**3.1 %**	**(10.9)%**	**(5.7)%**	**(20.9)%**
Adjusted Book Value per share*				
Beginning	$ 10.35	$ 12.66	$ 15.89	$ 18.89
Ending	$ 10.43	$ 10.35	$ 12.66	$ 15.89
Change in Adjusted Book Value per share	**$ 0.08**	**$ (2.31)**	**$ (3.23)**	**$ (3.00)**
Economic Return on Adjusted Book Value*	**2.7 %**	**(11.9)%**	**(12.8)%**	**(7.4)%**

Total Rate of Return:
Change in stock price for the period + dividend per share declared for the period, divided by the beginning period stock price.

	1Q'25	2024	2023	2022
Stock Price				
Beginning	$ 6.06	$ 8.53	$ 10.24	$ 14.88
Ending	$ 6.49	$ 6.06	$ 8.53	$ 10.24
Change in Stock Price	**$ 0.43**	**$ (2.47)**	**$ (1.71)**	**$ (4.64)**
Total Rate of Return	**10.4 %**	**(19.6)%**	**(5.0)%**	**(20.4)%**

See Glossary and End Notes in the Appendix.
**Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix.*

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Appendix 34

Non-GAAP Financial Measures Adjusted Net Interest Income (Loss) and Net Interest Spread In addition to the results presented in accordance with GAAP, this supplemental presentation includes certain non-GAAP financial measures, including adjusted interest income, adjusted interest expense, adjusted net interest income (loss), yield on average interest earning assets, average financing cost, net interest spread, Earnings Available for Distribution and Adjusted Book Value per common share. Our management team believes that these non-GAAP financial measures, when considered with our GAAP financial statements, provide supplemental information useful for investors as it enables them to evaluate our current performance and trends using the metrics that management uses to operate our business. Our presentation of non-GAAP financial measures may not be comparable to similarly-titled measures of other companies, who may use different calculations. Because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations of the non-GAAP financial measures included in this supplemental presentation to the most directly comparable financial measures prepared in accordance with GAAP should be carefully evaluated. Financial results for the Company during a given period include the net interest income earned on our investment portfolio of residential loans, investment securities and preferred equity investments and mezzanine loans, where the risks and payment characteristics are equivalent to and accounted for as loans (collectively, our “interest earning assets”). Adjusted net interest income (loss) and net interest spread (both supplemental non-GAAP financial measures) are impacted by factors such as our cost of financing, including our hedging costs, and the interest rate that our investments bear. Furthermore, the amount of premium or discount paid on purchased investments and the prepayment rates on investments will impact adjusted net interest income (loss) as such factors will be amortized over the expected term of such investments. We provide the following non-GAAP financial measures, in total and by investment category, for the respective periods: • Adjusted Interest Income – calculated as our GAAP interest income reduced by the interest expense recognized on Consolidated SLST CDOs, • Adjusted Interest Expense – calculated as our GAAP interest expense reduced by the interest expense recognized on Consolidated SLST CDOs and adjusted to include the net interest component of interest rate swaps, • Adjusted Net Interest Income (Loss) – calculated by subtracting Adjusted Interest Expense from Adjusted Interest Income, • Yield on Average Interest Earning Assets – calculated as the quotient of our Adjusted Interest Income and our average interest earning assets and excludes all Consolidated SLST assets other than those securities owned by the Company, • Average Financing Cost – calculated as the quotient of our Adjusted Interest Expense and the average outstanding balance of our interest bearing liabilities, excluding Consolidated SLST CDOs and mortgages payable on real estate, and • Net Interest Spread – calculated as the difference between our Yield on Average Interest Earning Assets and our Average Financing Cost. These measures remove the impact of Consolidated SLST that we consolidate in accordance with GAAP and include the net interest component of interest rate swaps utilized to hedge the variable cash flows associated with our variable-rate borrowings, which is included in (losses) gains on derivative instruments, net in the Company's condensed consolidated statements of operations. With respect to Consolidated SLST, we only include the interest income earned by the Consolidated SLST securities that are actually owned by the Company as the Company only receives income or absorbs losses related to the Consolidated SLST securities actually owned by the Company. We include the net interest component of interest rate swaps in these measures to more fully represent the cost of our financing strategy. We provide the non-GAAP financial measures listed above because we believe these non-GAAP financial measures provide investors and management with additional detail and enhance their understanding of our interest earning asset yields, in total and by investment category, relative to the cost of our financing and the underlying trends within our portfolio of interest earning assets. In addition to the foregoing, our management team uses these measures to assess, among other things, the performance of our interest earning assets in total and by asset, possible cash flows from our interest earning assets in total and by asset, our ability to finance or borrow against the asset and the terms of such financing and the composition of our portfolio of interest earning assets, including acquisition and disposition determinations. The following slides present reconciliations of GAAP interest income to Adjusted Interest Income, GAAP interest expense to Adjusted Interest Expense and GAAP net interest income (loss) to Adjusted Net Interest Income (Loss) for our single-family and corporate/other portfolios and the Company for the periods indicated. See Glossary and End Notes in the Appendix. 35

Non-GAAP Financial Measures Reconciliation of Single-Family Adjusted Net Interest Income Dollar Amounts in Thousands 1Q'25 4Q'24 3Q'24 2Q'24 1Q'24 Single-Family GAAP interest income $ 122,932 $ 110,078 $ 104,608 $ 88,067 $ 81,227 GAAP interest expense (85,560) (80,096) (81,214) (67,434) (61,740) GAAP total net interest income $ 37,372 $ 29,982 $ 23,394 $ 20,633 $ 19,487 GAAP interest income $ 122,932 $ 110,078 $ 104,608 $ 88,067 $ 81,227 Adjusted for: Consolidated SLST CDO interest expense (6,964) (6,563) (7,375) (6,752) (5,801) Adjusted Interest Income $ 115,968 $ 103,515 $ 97,233 $ 81,315 $ 75,426 GAAP interest expense $ (85,560) $ (80,096) $ (81,214) $ (67,434) $ (61,740) Adjusted for: Consolidated SLST CDO interest expense 6,964 6,563 7,375 6,752 5,801 Net interest benefit of interest rate swaps 2,180 4,243 7,542 7,631 7,177 Adjusted Interest Expense $ (76,416) $ (69,290) $ (66,297) $ (53,051) $ (48,762) Adjusted Net Interest Income (1) $ 39,552 $ 34,225 $ 30,936 $ 28,264 $ 26,664 1. Adjusted Net Interest Income is calculated by subtracting Adjusted Interest Expense from Adjusted Interest Income. See Glossary and End Notes in the Appendix. 36

Non-GAAP Financial Measures Reconciliation of Corporate/Other Adjusted Net Interest Loss Dollar Amounts in Thousands 1Q'25 4Q'24 3Q'24 2Q'24 1Q'24 Corporate/Other GAAP interest income $ 4,197 $ 5,492 $ 1,054 $ — $ — GAAP interest expense (11,076) (11,446) (6,910) (4,297) (4,289) GAAP total net interest loss $ (6,879) $ (5,954) $ (5,856) $ (4,297) $ (4,289) GAAP interest expense $ (11,076) $ (11,446) $ (6,910) $ (4,297) $ (4,289) Adjusted for: Net interest benefit of interest rate swaps 932 1,597 911 659 1,155 Adjusted Interest Expense $ (10,144) $ (9,849) $ (5,999) $ (3,638) $ (3,134) Adjusted Net Interest Loss (1) $ (5,947) $ (4,357) $ (4,945) $ (3,638) $ (3,134) 1. Adjusted Net Interest Loss is calculated by subtracting Adjusted Interest Expense from GAAP Interest Income. See Glossary and End Notes in the Appendix. 37

Non-GAAP Financial Measures Reconciliation of Total Adjusted Net Interest Income 1. Adjusted Net Interest Income is calculated by subtracting Adjusted Interest Expense from Adjusted Interest Income. Dollar Amounts in Thousands 1Q'25 4Q'24 3Q'24 2Q'24 1Q'24 GAAP interest income $ 129,734 $ 118,253 $ 108,361 $ 90,775 $ 83,892 GAAP interest expense (96,636) (91,542) (88,124) (71,731) (66,029) GAAP total net interest income $ 33,098 $ 26,711 $ 20,237 $ 19,044 $ 17,863 GAAP interest income $ 129,734 $ 118,253 $ 108,361 $ 90,775 $ 83,892 Adjusted for: Consolidated SLST CDO interest expense (6,964) (6,563) (7,375) (6,752) (5,801) Adjusted Interest Income $ 122,770 $ 111,690 $ 100,986 $ 84,023 $ 78,091 GAAP interest expense $ (96,636) $ (91,542) $ (88,124) $ (71,731) $ (66,029) Adjusted for: Consolidated SLST CDO interest expense 6,964 6,563 7,375 6,752 5,801 Net interest benefit of interest rate swaps 3,112 5,840 8,453 8,290 8,332 Adjusted Interest Expense $ (86,560) $ (79,139) $ (72,296) $ (56,689) $ (51,896) Adjusted Net Interest Income (1) $ 36,210 $ 32,551 $ 28,690 $ 27,334 $ 26,195 See Glossary and End Notes in the Appendix. 38

Non-GAAP Financial Measures Earnings Available for Distribution Previously, we presented undepreciated earnings (loss) as a supplemental non-GAAP financial measure comparable to GAAP net income (loss) attributable to Company's common stockholders. Commencing with the quarter ended March 31, 2025, we have discontinued disclosure of undepreciated earnings (loss). Beginning with the quarter ended March 31, 2025, we are presenting Earnings Available for Distribution attributable to Company's common stockholders ("EAD") (and by calculation, EAD per common share) as a supplemental non-GAAP financial measure comparable to GAAP net income (loss) attributable to Company's common stockholders. When presented in prior periods, undepreciated earnings (loss) was calculated as GAAP net income (loss) attributable to Company's common stockholders excluding the Company's share in depreciation expense and lease intangible amortization expense, if any, related to operating real estate, net for which an impairment has not been recognized. Over the past two years, we have executed a strategic repositioning of our business through the disposition of certain joint venture equity investments in multi-family properties and acquisition of assets that expand our interest income levels, such as Agency RMBS and business purpose loans. As a result, we believe EAD provides a clearer indication of the current income generating capacity of the Company's business operations than undepreciated earnings (loss) and we present EAD and EAD per common share as supplemental non-GAAP financial measures. EAD is defined as GAAP net income (loss) attributable to Company's common stockholders excluding (a) realized and unrealized gains (losses), (b) gains (losses) on derivative instruments (excluding the net interest benefit of interest rate swaps), (c) impairment of real estate, (d) loss on reclassification of disposal group, (e) other non-recurring gains (losses), (f) depreciation and amortization of operating real estate, (g) non-cash expenses, (h) non-recurring transaction expenses, (i) the income tax effect of non-EAD income (loss) items and (j) EAD attributable to non-controlling interests. We believe EAD provides management, analysts and investors with additional details regarding our underlying operating results and investment portfolio trends by excluding certain unrealized, non-cash or non-recurring components of GAAP net income (loss) in order to provide additional transparency into the operating performance of our portfolio. In addition, EAD serves as a useful indicator for investors in evaluating our performance and facilitates comparisons to industry peers and period to period. EAD should not be utilized in isolation, nor should it be considered as a substitute for or superior to GAAP net income (loss) attributable to Company's common stockholders or GAAP net income (loss) attributable to Company's common stockholders per basic share. Our presentation of EAD may not be comparable to similarly-titled measures of other companies, who may use different calculations. We may add additional reconciling items to our EAD calculation as appropriate. We view EAD as one measure of our investment portfolio's ability to generate income for distribution to common stockholders. EAD is one factor, but not the exclusive factor, that our Board of Directors uses to determine the amount, if any, of dividends on our common stock. Other factors that our Board of Directors may consider when determining the amount, if any, of dividends on our common stock include, among others, our earnings and financial condition, capital requirements, maintenance of our REIT qualification, restrictions on making distributions under Maryland law and such other factors as our Board of Directors deems relevant. EAD should not be considered as an indication of our REIT taxable income, a guaranty of our ability to pay dividends, or as a proxy for the amount of dividends we may pay, as EAD excludes certain items that impact our liquidity. The following slide presents a reconciliation of net income (loss) attributable to Company's common stockholders to EAD for the periods indicated. See Glossary and End Notes in the Appendix. 39

Non-GAAP Financial Measures

Reconciliation of Earnings Available for Distribution

Dollar Amounts in Thousands (except per share data)	1Q'25	4Q'24	3Q'24	2Q'24	1Q'24
GAAP net income (loss) attributable to Company's common stockholders	$ 30,285	$ (41,828)	$ 32,410	$ (26,028)	$ (68,340)
Adjustments:					
Realized losses, net	41,100	9,947	1,380	7,491	10,533
Unrealized (gains) losses, net	(118,203)	131,576	(96,949)	16,512	39,390
Losses (gains) on derivative instruments, net (1)	49,914	(86,114)	69,093	(7,181)	(40,879)
Unrealized losses (gains), net on equity investments (2)	1,098	(1,570)	1,097	419	6,169
Impairment of real estate	3,905	733	7,823	4,071	36,247
Loss on reclassification of disposal group	–	–	–	–	14,636
Other (gains) losses (3)	(775)	(12,263)	(21,124)	(1,607)	3,616
Depreciation and amortization of operating real estate	5,895	6,879	8,131	12,235	12,576
Non-cash expenses (4)	2,199	2,664	2,531	2,374	2,127
Transaction expenses (5)	6,317	1,885	2,454	4,917	3,545
Income tax effect of adjustments	486	(1,478)	2,325	342	(274)
EAD adjustments attributable to non-controlling interests	(4,027)	3,747	155	(5,555)	(17,229)
Earnings Available for Distribution attributable to Company's common stockholders	**$ 18,194**	**$ 14,178**	**$ 9,326**	**$ 7,990**	**$ 2,117**
Weighted average shares outstanding - basic	90,583	90,579	90,582	90,989	91,117
GAAP net income (loss) attributable to Company's common stockholders per common share - basic	**$ 0.33**	**$ (0.46)**	**$ 0.36**	**$ (0.29)**	**$ (0.75)**
EAD per common share - basic	**$ 0.20**	**$ 0.16**	**$ 0.10**	**$ 0.09**	**$ 0.02**

1. Excludes net interest benefit of interest rate swaps of approximately $3.1 million, $5.8 million, $8.5 million, $8.3 million and $8.3 million for the three months ended March 31, 2025, December 31, 2024, September 30, 2024, June 30, 2024 and March 31, 2024, respectively.
2. Included in income from equity investments on the Company's condensed consolidated statements of operations.
3. Included in other income on the Company's condensed consolidated statements of operations and primarily includes non-recurring items such as gains (losses) on sales of real estate, gains (losses) on de-consolidation, gains (losses) on extinguishment of debt, preferred equity premiums resulting from early redemption, property loss insurance proceeds and provision for uncollectible receivables.
4. Primarily includes stock-based compensation.
5. Includes non-recurring expenses such as debt issuance costs and transaction and/or restructuring expenses.

See Glossary and End Notes in the Appendix.

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Non-GAAP Financial Measures Adjusted Book Value Per Common Share See Glossary and End Notes in the Appendix. Adjusted Book Value per common share is a supplemental non-GAAP financial measure calculated by making the following adjustments to GAAP book value: (i) exclude the Company's share of cumulative depreciation and lease intangible amortization expenses related to real estate held at the end of the period for which an impairment has not been recognized, (ii) exclude the cumulative adjustment of redeemable non-controlling interests to estimated redemption value and (iii) adjust our amortized cost liabilities that finance our investment portfolio to fair value. Our rental property portfolio includes fee simple interests in single-family rental homes and joint venture equity interests in multi-family properties owned by Consolidated Real Estate VIEs. By excluding our share of cumulative non-cash depreciation and amortization expenses related to real estate held at the end of the period for which an impairment has not been recognized, Adjusted Book Value reflects the value, at their undepreciated basis, of our single-family rental properties and joint venture equity investments that the Company has determined to be recoverable at the end of the period. Additionally, in connection with third party ownership of certain of the non-controlling interests in certain of the Consolidated Real Estate VIEs, we record redeemable non-controlling interests as mezzanine equity on our condensed consolidated balance sheets. The holders of the redeemable non-controlling interests may elect to sell their ownership interests to us at fair value once a year, subject to annual minimum and maximum amount limitations, resulting in an adjustment of the redeemable non-controlling interests to fair value that is accounted for by us as an equity transaction in accordance with GAAP. A key component of the estimation of fair value of the redeemable non-controlling interests is the estimated fair value of the multi-family apartment properties held by the applicable Consolidated Real Estate VIEs. However, because the corresponding real estate assets are not reported at fair value and thus not adjusted to reflect unrealized gains or losses in our condensed consolidated financial statements, the cumulative adjustment of the redeemable non-controlling interests to fair value directly affects our GAAP book value. By excluding the cumulative adjustment of redeemable non-controlling interests to estimated redemption value, Adjusted Book Value more closely aligns the accounting treatment applied to these real estate assets and reflects our joint venture equity investment at its undepreciated basis. The substantial majority of our remaining assets are financial or similar instruments that are carried at fair value in accordance with the fair value option in our condensed consolidated financial statements. However, unlike our use of the fair value option for the assets in our investment portfolio, certain CDOs issued by our residential loan securitizations, certain senior unsecured notes and subordinated debentures that finance our investment portfolio assets are carried at amortized cost in our condensed consolidated financial statements. By adjusting these financing instruments to fair value, Adjusted Book Value reflects the Company's net equity in investments on a comparable fair value basis. We believe that the presentation of Adjusted Book Value per common share provides a useful measure for investors and us as it provides a consistent measure of our value, allows management to effectively consider our financial position and facilitates the comparison of our financial performance to that of our peers. The following slide presents a reconciliation of GAAP book value to Adjusted Book Value and calculation of Adjusted Book Value per common share as of the dates indicated. 41

Non-GAAP Financial Measures

Reconciliation of Adjusted Book Value Per Common Share

Dollar Amounts in Thousands (except per share data)		1Q'25		4Q'24		3Q'24		2Q'24		1Q'24
Company's stockholders' equity	$	1,401,946	$	1,394,720	$	1,444,147	$	1,431,910	$	1,485,256
Preferred stock liquidation preference		(554,110)		(554,110)		(554,110)		(554,110)		(554,110)
GAAP Book Value		847,836		840,610		890,037		877,800		931,146
Add:										
Cumulative depreciation expense on real estate [1]		22,989		20,837		19,180		21,692		24,451
Cumulative amortization of lease intangibles related to real estate [1]		4,620		4,620		4,903		11,078		13,000
Cumulative adjustment of redeemable non-controlling interest to estimated redemption value		46,011		40,675		48,282		44,053		36,489
Adjustment of amortized cost liabilities to fair value		22,488		30,619		21,961		43,475		44,590
Adjusted Book Value	**$**	**943,944**	**$**	**937,361**	**$**	**984,363**	**$**	**998,098**	**$**	**1,049,676**
Common shares outstanding		90,529		90,575		90,579		90,592		91,231
GAAP book value per common share	$	9.37	$	9.28	$	9.83	$	9.69	$	10.21
Adjusted Book Value per Common Share	**$**	**10.43**	**$**	**10.35**	**$**	**10.87**	**$**	**11.02**	**$**	**11.51**

1. Represents cumulative adjustments for the Company's share of depreciation expense and amortization of lease intangibles related to real estate held as of the end of the period presented for which an impairment has not been recognized.

See Glossary and End Notes in the Appendix.

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The following defines certain of the commonly used terms in this presentation: "Adjusted Book Value" has the meaning set forth in Appendix - "Non-GAAP Financial Measures—Adjusted Book Value Per Common Share"; "Adjusted Interest Income" has the meaning set forth in Appendix - "Non-GAAP Financial Measures—Adjusted Net Interest Income (Loss) and Net Interest Spread"; "Adjusted Interest Expense" has the meaning set forth in Appendix - "Non-GAAP Financial Measures—Adjusted Net Interest Income (Loss) and Net Interest Spread"; "Adjusted Net Interest Income" has the meaning set forth in Appendix - "Non-GAAP Financial Measures—Adjusted Net Interest Income (Loss) and Net Interest Spread"; "Agency" refers to RMBS representing interests in or obligations backed by pools of residential loans guaranteed by a government sponsored enterprise (“GSE”), such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); "ARMs" refers to adjustable-rate RMBS; "Average Financing Cost" has the meaning set forth in Appendix - "Non-GAAP Financial Measures—Adjusted Net Interest Income (Loss) and Net Interest Spread"; "Average Interest Earning Assets" include residential loans, multi-family loans and investment securities and exclude all Consolidated SLST assets other than those securities owned by the Company. Average Interest Earning Assets is calculated based on the daily average amortized cost for the periods indicated; "Average Interest Bearing Liabilities" is calculated each quarter based on the daily average outstanding balance for the respective periods and include repurchase agreements, residential loan securitization and non-Agency RMBS re-securitization CDOs, senior unsecured notes and subordinated debentures and exclude Consolidated SLST CDOs and mortgages payable on real estate as the Company does not directly incur interest expense on these liabilities that are consolidated for GAAP purposes; "BPL" refers to business purpose loans; "BPL-Bridge" refers to short-term business purpose loans collateralized by residential properties made to investors who intend to rehabilitate and sell the residential property for a profit; "BPL-Rental" refers to business purpose loans which finance (or refinance) non-owner occupied residential properties that are rented to one or more tenants; "Capital Allocation" refers to the net capital allocated (see Appendix - "Capital Allocation"); "CDO" or "collateralized debt obligation" includes debt that permanently finances the residential loans held in Consolidated SLST, the Company's residential loans held in securitization trusts and a non-Agency RMBS re-securitization that we consolidate, or consolidated, in our financial statements in accordance with GAAP; "CMBS" refers to commercial mortgage-backed securities comprised of commercial mortgage pass-through securities issued by a GSE, as well as PO, IO or mezzanine securities that represent the right to a specific component of the cash flow from a pool of commercial mortgage loans; "Cross-Collateralized Mezzanine Lending" refers to our combined preferred equity and common equity investment in one joint venture entity that owns several multi-family properties; "Company Recourse Leverage Ratio" represents total outstanding recourse repurchase agreement financing plus subordinated debentures and senior unsecured notes divided by the Company's total stockholders' equity. Does not include non-recourse repurchase agreement financing, CDOs and mortgages payable on real estate as they are non-recourse debt to the Company; "Consolidated Real Estate VIEs" refers to Consolidated VIEs that own multi-family properties; "Consolidated SLST" refers to Freddie Mac-sponsored residential loan securitizations, comprised of seasoned re-performing and non-performing residential mortgage loans, of which we own the first loss subordinated securities and certain IOs, that we consolidate in our financial statements in accordance with GAAP; "Consolidated SLST CDOs" refers to the debt that permanently finances the residential loans held in Consolidated SLST that we consolidate in our financial statements in accordance with GAAP; "Consolidated VIEs" refers to variable interest entities (“VIEs”) where the Company is the primary beneficiary, as it has both the power to direct the activities that most significantly impact the economic performance of the VIE and a right to receive benefits or absorb losses of the entity that could be potentially significant to the VIE and that the Company consolidates in its consolidated financial statements in accordance with GAAP; "Corporate Debt" refers to subordinated debentures and senior unsecured notes, collectively; "DSCR" refers to debt service coverage ratio; "Earnings Available for Distribution" or "EAD" has the meaning set fourth in Appendix - "Non-GAAP Financial Measures—Earnings Available for Distribution"; "Economic Return" is calculated based on the periodic change in GAAP book value per share plus dividends declared per common share during the respective period; Glossary 43

"Economic Return on Adjusted Book Value" is calculated based on the periodic change in Adjusted Book Value per common share, a supplemental non-GAAP measure, plus dividends declared per common share during the respective periods; "IOs" refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; "JV" refers to joint venture; "LTARV" refers to loan-to-after repair value ratio; "LTC" refers to loan-to-cost ratio; "LTV" refers to loan-to-value ratio; "MBS" refers to mortgage-backed securities; "Mezzanine Lending" refers to the Company's preferred equity in, and mezzanine loans to, entities that have multi-family real estate assets; "MF" refers to multi-family; "MTM" refers to mark-to-market; "Net Capital" refers to the net carrying value of assets and liabilities related to a strategy; "Net Interest Spread" has the meaning set forth in Appendix - "Non-GAAP Financial Measures—Adjusted Net Interest Income (Loss) and Net Interest Spread"; "non-Agency RMBS" refers to RMBS that are not guaranteed by any agency of the U.S. Government or GSE; "Portfolio Recourse Leverage Ratio" represents outstanding recourse repurchase agreement financing divided by the Company's total stockholders' equity; "Residential Credit" refers to the Company's investments in residential loans, mortgage servicing rights, single-family rental properties, non-Agency RMBS, CMBS, and Consolidated SLST securities; "RMBS" refers to residential mortgage-backed securities backed by adjustable-rate, hybrid adjustable-rate, or fixed-rate residential loans; "RPL" refers to pools of seasoned re-performing, non-performing and other delinquent mortgage loans secured by first liens on one- to four-family properties; "S&D" refers to scratch and dent mortgage loans secured by a mortgage lien on a one- to four- family residential property intended by the originator to conform with Fannie Mae, Freddie Mac or other conduit standards but did not meet the originally intended origination guidelines due to errors in relevant documentation, credit underwriting of the borrower, consumer disclosures or other applicable requirements; "SF" refers to single-family; "SFR" refers to single-family rental properties; "Specified Pools" includes the Company's Agency fixed rate RMBS and Agency ARMs; "Total Investment Portfolio" refers to the carrying value of investments actually owned by the Company (see Appendix – “Capital Allocation”); "Total Market Capitalization" is the outstanding shares of common stock and preferred stock multiplied by closing common stock and preferred stock prices as of the date indicated; "Total Portfolio Leverage Ratio" represents outstanding repurchase agreement financing plus CDOs issued by the Company related to the strategy divided by the Net Capital allocated to the strategy; "Total Rate of Return" is calculated based on the change in price of the Company's common stock plus dividends declared per common share during the respective period; "UPB" refers to unpaid principal balance; "WA" refers to weighted average; "WALA" refers to weighted average loan age; "Yield on Average Interest Earning Assets" has the meaning set forth in Appendix -"Non-GAAP Financial Measures—Adjusted Net Interest Income (Loss) and Net Interest Spread"; and "ZV Spread" refers to zero-volatility spread. Glossary 44

End Notes Slide 1 − Image(s) used under license from PowerPoint Stock Images. Slide 3 − Image(s) used under license from PowerPoint Stock Images. Slide 4 − Image(s) used under license from PowerPoint Stock Images. Slide 5 − Refer to Appendix - "Capital Allocation" for a detailed breakout of Capital Allocation and Total Investment Portfolio. Agency RMBS with total net capital allocated of $482.2 million are included in Single-Family in the Appendix - "Capital Allocation" table. Slide 6 − Average coupon for Agency RMBS strategy represents the weighted average coupon rate of purchased Specified Pools and does not include purchased Agency IOs, if any. − Effective cost represents the weighted average pricing yield of all sold tranches of the securitization at primary issuance weighted by the pricing value of each sold tranche, factoring in the modeling assumptions as described in the offering materials of such securitization. − Available cash as of March 31, 2025 is calculated as unrestricted cash of $177.1 million less $3.9 million of cash held by the Company's consolidated multi-family properties not in disposal group held for sale. − Additional financing of $234 million includes 1) $76 million of financing of unencumbered assets, which represents the estimated available repurchase agreement and revolver securitization financings for the Company's residential loans and investment securities as of March 31, 2025 and 2) $158 million of additional financing of under-levered assets, which represents the estimated additional financing available for residential loans and investment securities under the Company's current repurchase agreements as of March 31, 2025. Slide 8 − Expected budget deficit data sourced from Congressional Budget Office. − Real GDP growth and data sourced from Bureau of Economic Analysis. Slide 9 − NYMT Investment Portfolio Size amounts represent the investment portfolio carrying values as of end of the periods presented (see Appendix – “Capital Allocation”). − EPS contribution is calculated as the quotient of Adjusted Interest Income and weighted average shares outstanding for the periods indicated. Slide 10 − Outstanding common shares used to calculate stock price per share and Adjusted Book Value per share for the quarter ended March 31, 2025 are 90,529,421. − Net discount to par represents the net difference between the par value and Adjusted Book Value as of March 31, 2025 for residential loans, investment securities (excluding IO securities), Mezzanine Lending, CDOs, senior unsecured notes and subordinated debentures divided by shares outstanding as of the date indicated. − Percentage and per share discount to stock price represent the difference between NYMT's stock price and Adjusted Book Value as of March 31, 2025. Slide 11 − Image(s) used under license from PowerPoint Stock Images. Slide 12 − Dividend yield calculated using the current quarter dividend declared on common stock and the closing share price of the Company's common stock on March 31, 2025. − Total Portfolio Size and Portfolio Allocation of the investment portfolio represent investment portfolio carrying value as of March 31, 2025 (see Appendix – “Capital Allocation”). Agency RMBS with a carrying value of $4.6 billion are included in Single-Family investment securities available for sale in the Appendix - "Capital Allocation" table. − EPS contribution amounts are calculated as the quotient of Adjusted Net Interest Income and the weighted average shares outstanding for the periods indicated. − Available Cash represents unrestricted cash at quarter-end for each of the periods indicated less cash held by the Company's consolidated multi-family properties not in disposal group held for sale. Slide 13 − Amounts for Corporate Senior Unsecured Notes and Corporate Subordinated Debentures represent the outstanding note balance. − Repo - Agency includes repurchase agreement financing subject to margin calls used to fund the purchase of Agency RMBS. − Repo - Credit/Other includes repurchase agreement financing subject to margin calls used to fund the purchase of residential loans, single-family rental properties, non-Agency RMBS, U.S. Treasury securities and repurchase agreement financing not subject to margin calls used to fund the purchase of residential loans. 45

End Notes 46 Slide 18 − Asset value represents the fair value of the Agency RMBS strategy portfolio as of March 31, 2025. − Average coupon represents the weighted average coupon rate of Specified Pools as of March 31, 2025. − WALA represents the weighted average loan age of the underlying collateral of Specified Pools as of March 31, 2025. − Specified Pool Breakdown percentages are calculated based on the aggregate fair value of each classification group as of March 31, 2025. − Specified Pool by coupon percentages are calculated based on the aggregate fair value of each classification group as of March 31, 2025. Slide 19 − Life-to-date principal balance invested includes purchased interest bearing balances and funded interest bearing holdback for the BPL- Bridge strategy. − 1Q 2025 acquisitions represent BPL-Bridge loans purchased during the current quarter and held as of March 31, 2025. − Average FICO and Average Coupon represent the weighted average borrower FICO score and weighted average gross coupon rate. − Average LTARV represents the weighted average LTARV calculated using the maximum loan amount and original after-repair value per the appraisal or broker price opinion obtained for the mortgage loan (only applicable for loans with rehab component). − Average LTC represents the weighted average LTC calculated using the initial loan amount at origination (exclusive of any debt service, rehab escrows and other escrows or other amounts not funded to the borrower at closing) and initial cost basis. Initial cost basis is calculated as the purchase cost for non-re-financed loans or the as-is-value for re-financed loans. − Ground up and multi-family percentages are calculated using the interest bearing balances of BPL-Bridge loans. − DQ 60+ refers to loans greater than 60 days delinquent. − Dollar amounts shown in the BPL-Bridge Loan Portfolio Composition chart represent the interest bearing balances of BPL-Bridge loans as of the end of the periods indicated. − Securitization Financing includes residential loan securitizations and a non-Agency RMBS re-securitization. − Repo and Securitization Financing amounts represent the outstanding loan amount or note balance. Slide 14 − Other Investments include U.S. Treasury securities at fair value and an equity investment in an entity that originates residential loans. − Portfolio Asset amounts for BPL-Bridge, RPL, Performing Loans, BPL- Rental, Non-Agency RMBS, Mezzanine Lending, Agency RMBS and Other Investments represent the fair value of the assets as of March 31, 2025. − Portfolio Asset amount for SFR represents the net depreciated value of operating real estate assets and the estimated fair value, net of selling costs of held for sale assets as of March 31, 2025. − Joint Venture Equity and Cross-Collateralized Mezzanine Lending Portfolio Asset amounts represents the Company's net equity investments in consolidated and unconsolidated multi-family apartment properties (as applicable) as of March 31, 2025. Refer to Appendix - "Reconciliation of Joint Venture Equity and Consolidated Mezzanine Lending Investments" for a detailed breakout. − Available cash is calculated as unrestricted cash of $177.1 million less $3.9 million of cash held by the Company's consolidated multi-family properties not in disposal group held for sale. Slide 15 − Image(s) used under license from PowerPoint Stock Images. Slide 16 − Residential Investment Acquisitions represent the cost of Residential Credit and Agency RMBS assets acquired by the Company during the periods presented. Residential Credit acquisitions include draws funded for BPL-Bridge loans during the period. Slide 17 − ZV Spreads at indicated coupon percentages sourced from Bloomberg. − NYMT Agency RMBS Holdings in the Specified Pools at Different Coupons chart represent the fair value of fixed rate Agency RMBS as of March 31, 2025. − NYMT Agency RMBS Holdings in the Agency RMBS Current Coupon Spreads chart represent the fair value of Agency RMBS as of March 31, 2025. − Agency RMBS Current Coupon Spreads sourced from Bloomberg.

Slide 20 − Total Investment Portfolio, Total Capital, and Capital represent amounts derived from the investment portfolio carrying value and net Company capital allocated as of March 31, 2025. Refer to Appendix - "Capital Allocation" for a detailed breakout of Total Investment Portfolio, Total Capital, and Capital. − Asset Value for BPL-Bridge, BPL-Rental, Performing Loan, RPL, Agency RMBS and Non-Agency RMBS strategies represent the fair value of the assets as of March 31, 2025. Asset Value for SFR represents the net depreciated value of operating real estate assets and the estimated fair value, net of selling costs of held for sale assets as of March 31, 2025. − Asset Value and Capital for Non-Agency RMBS include Consolidated SLST securities owned by the Company with a fair value of $148 million and other non-Agency RMBS with a fair value of $64 million. − Portfolio Recourse Leverage Ratio represents outstanding recourse repurchase agreement financing related to the strategy divided by the capital allocated to the strategy. Portfolio Leverage Ratio represents outstanding repurchase agreement financing plus CDOs issued by the Company related to the strategy divided by the capital allocated to the strategy. − Average FICO and Average Coupon for RPL, BPL-Bridge, BPL-Rental and Performing Loan represent the weighted average borrower FICO score and weighted average gross coupon rate for residential loans held as of March 31, 2025. − Average LTV for RPL, BPL-Rental and Performing Loan represents the weighted average loan-to-value for residential loans held as of March 31, 2025. LTV for these strategies is calculated using the most current property value available. Average LTV for BPL-Bridge represents the weighted average LTARV for residential loans, calculated using the maximum loan amount and original after-repair value per the appraisal or broker price opinion obtained for the mortgage loan (only applicable for loans with rehab component). − Average FICO and Average LTV for Agency RMBS represent the weighted average borrower FICO score and weighted average loan-to- value of the underlying collateral of Specified Pools per the most recent data available in Bloomberg. Average Coupon for Agency RMBS represents the weighted average coupon rate of the Specified Pools. Average FICO, Average LTV and Average Coupon for Agency RMBS do not include Agency IOs. End Notes 47 − Average FICO, Average LTV and Average Coupon for Non-Agency RMBS represent the weighted average borrower FICO score, weighted average loan-to-value and weighted average coupon rate of the underlying collateral as of March 31, 2025. Slide 21 − Total Investment Portfolio, Total Capital, and Capital represent amounts derived from the investment portfolio carrying value and net Company capital allocated as of March 31, 2025. Refer to Appendix - "Capital Allocation" for a detailed breakout of Total Investment Portfolio, Total Capital, and Capital. − Asset Value for Mezzanine Lending represents the fair value of the investments. − Asset Value for Cross-Collateralized Mezzanine Lending represents the net equity investment in consolidated multi-family apartment properties. Refer to Appendix - "Reconciliation of Joint Venture Equity and Consolidated Mezzanine Lending Investments" for a detailed breakout. − Asset Value for Joint Venture Equity investments represents the Company's net equity investment in consolidated and unconsolidated multi-family apartment properties (as applicable). Refer to Appendix - "Reconciliation of Joint Venture Equity and Consolidated Mezzanine Lending Investments" for a detailed breakout. − Average DSCR and Average Adjusted LTV of Mezzanine Lending & Cross-Collateralized Mezzanine Lending investments represent the weighted average DSCR and weighted average combined LTV, inclusive of the estimated capital expenditure budget at origination, of the underlying properties, respectively, as of March 31, 2025. − Average coupon rate of Mezzanine Lending & Cross-Collateralized Mezzanine Lending investments is a weighted average rate based upon the unpaid principal amount and contractual interest or preferred return rate as of March 31, 2025. Slide 22 − Image(s) used under license from PowerPoint Stock Image. Slide 27 − Unrealized gains/losses on Consolidated SLST includes unrealized gains/ losses on the residential loans held in Consolidated SLST and unrealized gains/losses on the CDOs issued by Consolidated SLST and not owned by the Company.

End Notes 48 Slide 32 − Outstanding shares used to calculate book value per common share and Adjusted Book Value per common share for the quarter ended March 31, 2025 are 90,529,421. − Common stock issuance, net includes amortization of stock based compensation. Slide 34 − Image(s) used under license from PowerPoint Stock Image.

Capital Allocation

At March 31, 2025 (Dollar Amounts in Thousands)	Single-Family [1]	Multi-Family	Corporate/ Other	Total
Residential loans	$ 3,913,268	$ –	$ –	$ 3,913,268
Consolidated SLST CDOs	(805,273)	–	–	(805,273)
Investment securities available for sale	4,622,507	–	24,305	4,646,812
Multi-family loans	–	87,222	–	87,222
Equity investments	–	54,362	39,637	93,999
Equity investments in consolidated multi-family properties [2]	–	154,234	–	154,234
Equity investments in disposal group held for sale [3]	–	19,906	–	19,906
Single-family rental properties	140,116	–	–	140,116
Mortgage servicing rights	20,297	–	–	20,297
Total Investment Portfolio Carrying Value	**$ 7,890,915**	**$ 315,724**	**$ 63,942**	**$ 8,270,581**
Repurchase agreements	$ (4,461,543)	$ –	$ (24,173)	$ (4,485,716)
Collateralized debt obligations				
Residential loan securitization CDOs	(2,312,026)	–	–	(2,312,026)
Non-Agency RMBS re-securitization	(69,515)	–	–	(69,515)
Senior unsecured notes	–	–	(238,848)	(238,848)
Subordinated debentures	–	–	(45,000)	(45,000)
Cash, cash equivalents and restricted cash [4]	87,058	–	183,414	270,472
Cumulative adjustment of redeemable non-controlling interest to estimated redemption value	–	(46,011)	–	(46,011)
Other	96,670	(1,633)	(37,028)	58,009
Net Company Capital Allocated	**$ 1,231,559**	**$ 268,080**	**$ (97,693)**	**$ 1,401,946**
Company Recourse Leverage Ratio [5]				**3.4x**
Portfolio Recourse Leverage Ratio [6]				**3.2x**

1. The Company, through its ownership of certain securities, has determined it is the primary beneficiary of Consolidated SLST and has consolidated the assets and liabilities of Consolidated SLST in the Company's condensed consolidated financial statements. Consolidated SLST is primarily presented on our condensed consolidated balance sheets as residential loans, at fair value and collateralized debt obligations, at fair value. Our investment in Consolidated SLST as of March 31, 2025 was limited to the RMBS comprised of first loss subordinated securities and certain IOs issued by the respective securitizations with an aggregate net carrying value of $148.1 million.
2. Represents the Company's equity investments in consolidated multi-family properties that are not in disposal group held for sale. A reconciliation of the Company's equity investments in consolidated multi-family properties and disposal group held for sale to the Company's condensed consolidated financial statements is included below in "Reconciliation of Joint Venture Equity and Consolidated Mezzanine Lending Investments."
3. Represents the Company's equity investments in consolidated multi-family properties that are held for sale in disposal group. A reconciliation of the Company's equity investments in consolidated multi-family properties and disposal group held for sale to the Company's condensed consolidated financial statements is included below in "Reconciliation of Joint Venture Equity and Consolidated Mezzanine Lending Investments."
4. Excludes cash in the amount of $5.7 million held in the Company's equity investments in consolidated multi-family properties and equity investments in consolidated multi-family properties in disposal group held for sale. Restricted cash of $97.3 million is included in the Company's condensed consolidated balance sheets in other assets.
5. Represents the Company's total outstanding recourse repurchase agreement financing, subordinated debentures and senior unsecured notes divided by the Company's total stockholders' equity. Does not include non-recourse repurchase agreement financing amounting to $9.3 million, Consolidated SLST CDOs amounting to $805.3 million, residential loan securitization CDOs amounting to $2.3 billion, non-Agency RMBS re-securitization CDOs amounting to $69.5 million and mortgages payable on real estate, including mortgages payable on real estate of disposal group held for sale, totaling $454.8 million as they are non-recourse debt.
6. Represents the Company's outstanding recourse repurchase agreement financing divided by the Company's total stockholders' equity.

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Reconciliation of Joint Venture Equity and Consolidated Mezzanine Lending Investments Dollar Amounts in Thousands Joint Venture Equity Cross- Collateralized Mezzanine Lending Consolidated Mezzanine Lending Investment Total Cash and cash equivalents $ — $ 3,155 $ 774 $ 3,929 Real estate, net — 423,732 53,457 477,189 Assets of disposal group held for sale 113,406 — — 113,406 Other assets — 8,280 4,143 12,423 Total assets $ 113,406 $ 435,167 $ 58,374 $ 606,947 Mortgages payable on real estate, net $ — $ 320,332 $ 45,123 $ 365,455 Liabilities of disposal group held for sale 91,153 — — 91,153 Other liabilities — 4,587 1,382 5,969 Total liabilities $ 91,153 $ 324,919 $ 46,505 $ 462,577 Redeemable non-controlling interest in Consolidated VIEs $ — $ 13,382 $ — $ 13,382 Less: Cumulative adjustment of redeemable non-controlling interest to estimated redemption value — (46,011) — (46,011) Non-controlling interest in Consolidated VIEs — 6,886 (6,373) 513 Non-controlling interest in disposal group held for sale 2,346 — — 2,346 Net Equity Investment (1) $ 19,907 $ 135,991 $ 18,242 $ 174,140 Equity Investments (2) 1,111 — — 1,111 Total $ 21,018 $ 135,991 $ 18,242 $ 175,251 1. The Company's net equity investment consists of $154.2 million of net equity investments in consolidated multi-family properties and $19.9 million of net equity investments in disposal group held for sale. 2. Represents the Company's equity investments in unconsolidated multi-family apartment properties. 50